Exhibit 99.1

Reliant Bancorp, Inc. Announces 2018 Fourth Quarter and Year End Earnings Call

BRENTWOOD, Tenn.--(BUSINESS WIRE)--January 4, 2019--Reliant Bancorp, Inc. (“Reliant Bancorp”) (Nasdaq: RBNC), the parent company for Reliant Bank, announced today that it will release its 2018 fourth quarter and year end financial results on Wednesday, January 23, 2019, after the close of the market. The Company will hold a conference call to discuss fourth quarter and year end results on Thursday, January 24, 2019, at 9:00 a.m. CDT, and the earnings conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1855/28943. A link to these events can be found on the Company’s website at www.reliantbank.com.

About Reliant Bancorp and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Davidson, Hamilton, Hickman, Maury, Robertson, Rutherford, Sumner, and Williamson counties, Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of September 30, 2018, Reliant Bancorp, Inc. had approximately $1.7 billion in total consolidated assets, approximately $1.2 billion in loans, and approximately $1.4 billion in deposits. For additional information, please visit our website at www.reliantbank.com.

CONTACT:
DeVan Ard
Chairman
President and Chief Executive Officer
Reliant Bancorp, Inc.
(615.221.2020)